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                                                                    Exhibit 10-2




                           PURCHASE AND SALE AGREEMENT

         THIS PURCHASE AND SALE AGREEMENT ("Agreement") is made this 26th day of June, 1998, by and between SZELES REAL ESTATE DEVELOPMENT COMPANY ("SREDC"), a Pennsylvania General Partnership, and SZELES INVESTMENT COMPANY ("SIC"), a Pennsylvania General Partnership, both having an address of 5112 Lancaster Street, Harrisburg, Pennsylvania 17111 (collectively "Seller") and AMERICAN REAL ESTATE INVESTMENT, L.P., a Delaware Limited Partnership, having an address of 620 West Germantown Pike, Suite 200, Plymouth Meeting, Pennsylvania ("Buyer").

                               W I T N E S S E T H

1. SALE OF PROPERTIES. Seller agrees to sell and Buyer agrees to purchase, subject to the terms and conditions stated herein, the following (collectively the "Properties"):

         1.1 Real Property. Those tracts of land known as (a) Winchester Plaza Corporate Center, Allentown, Township of South Whitehall, Lehigh County, PA ("Winchester Plaza Corporate Center"); (b) Treeview Corporate Center, Wyomissing, Spring Township, Berks County PA ("Treeview Corporate Center");
                  (c) Executive Park, Wyomissing, Berks County, PA ("Executive Park"); (d) Hillside Corporate Center, Mechanicsburg, Lower Allen Township, Cumberland County PA ("Hillside Corporate Center"); and (e) Corporate Center 15, Mechanicsburg, Cumberland County, PA ("Corporate Center 15"), the individual descriptions of which are set forth on Exhibit "A" , together with all buildings and improvements located thereon, and all fixtures located thereon and owned by Seller, and all rights, privileges and appurtenances pertaining thereto including all of Seller's right, title and interest in and to all rights-of-way, open or proposed streets, alleys, easements, sidewalks and utility lines (collectively the "Real Property" and individually a "Building").

         1.2 Personal Property. All tangible personal property owned by Seller which is both situated on and used in connection with the Real Property as set forth on Exhibit "A-l" (the "Personal Property"); and

         1.3 Permits and Approvals. To the extent they may be sold or transferred, all of Seller's rights, title and interest in and to all approvals, permits and licenses granted by the municipal, state and federal governments or their instrumentalities in conjunction with the construction and operation of the

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                  Real Property (collectively the "Operating Approvals"). 1.4
                  Intangibles. All (i) tenant leases; (ii) rents and profits;
                  (iii) security and/or tenant deposits, including any interest thereon; and (iv) (A) all of Seller's right, title and interest in and to all licenses, franchises, permits and contract rights relating to the operation of the Properties, to the extent assignable; (B) the trade names of the Real Property; (C) the service contracts for the Properties; and (D) all guarantees and warranties listed on Exhibit "Q" attached hereto (items (A), (B), (C) and (D) are herein collectively, the "Intangible Property").

                  The purchase of the Properties at the Closing (as hereinafter defined), the satisfaction or waiver of all conditions set forth herein and the delivery of all instruments and other documents required for Closing hereunder are sometimes collectively herein referred to as the "Transaction".

2. PURCHASE PRICE. The total purchase price to be paid by Buyer for the purchase of the Properties is FORTY MILLION AND N0/100 DOLLARS ($40,000,000.00) cash in lawful money of the United States of America ("Purchase Price") subject to an additional payment of up to $1,500,000 in accordance with Section 2.4. The Purchase Price shall be paid in the following manner:

         2.1 Earnest Money. Upon the execution of this Agreement by both Seller and Buyer, Buyer shall deposit FOUR HUNDRED THOUSAND AND N0/100 DOLLARS ($400,000.00) in cash as earnest money (the "Earnest Money Deposit") with First American Title Insurance Company having an address at Two Penn Center, Suite 1910, Philadelphia, Pennsylvania 19102 (the "Escrow Agent" and the "Title Company"). The Earnest Money Deposit shall be invested by the Escrow Agent in one or more interest-bearing accounts at the direction of Buyer, and any interest earned thereon shall be considered a part of the Earnest Money Deposit. Except as otherwise set forth herein, the Earnest Money Deposit shall be applied against the Purchase Price at Closing.

         2.2 Cash at Closing. At the Closing, Buyer shall pay to Seller in cash an amount equal to the Purchase Price (subject to the adjustments and prorations set forth in Section 5.3 below or as otherwise provided under this Agreement) in immediately available U.S. funds by wire transfer as more particularly set forth in Section 5.2 of this Agreement.

         2.3 Allocation of Purchase Price. The Purchase Price shall be allocated among the Buildings in the amounts set forth in Exhibit "A-2".

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         2.4      Purchase Price Supplement .

                  (a) In the event the principal tenant of Winchester Plaza Corporate Center, Aetna Life Insurance Company ("Aetna") timely exercises its option ("Renewal Option") to renew the term of its Existing Lease dated June 1, 1987 ("Aetna Existing Lease") for a term of 5 years (pursuant to the renewal option set forth in Section __ of the Aetna Existing Lease), Buyer shall pay to Seller, upon the commencement of the renewal term under the Aetna Existing Lease), the sum of $1,500,000 in immediately available U.S. funds by wire transfer ("Purchase Price Supplement").

                  (b) If Aetna does not timely exercise the Renewal Option and if Buyer and Aetna enter into a written agreement ("Aetna Lease Extension Agreement") pursuant to which, inter alia, Aetna and Buyer agree that Aetna shall continue in continuous possession of the demised premises it now occupies in Winchester Plaza after the expiration date of the current term of the Aetna Existing Lease, then Buyer shall pay to Seller, on the date on which Aetna commences to pay rent to Seller pursuant to the Aetna Lease Extension Agreement, a supplement to the Purchase Price ("Alternate Purchase Price Supplement").

                  (c) The Alternate Purchase Price Supplement shall be an amount equal to (i) the product of $300,000 times the lesser of (I) the number of years (full or fractional) in the fixed term of the Aetna Lease Extension Agreement and
                  (II) five (5) less (ii) Seller's Share of Landlord Expenses. For the purpose of the calculation of the Alternate Purchase Price Supplement pursuant to the provisions of this subparagraph (c), if the premises demised to Aetna pursuant to the Aetna Lease Extension Agreement contains an area which is greater than or lesser than the premises demised to Aetna pursuant to the Aetna Existing Lease, then the figure of "$300,000" shall be adjusted to be the product of $300,000 multiplied by a fraction, the numerator of which fraction is the number of square feet demised to Aetna pursuant to the Aetna Lease Extension

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                  Agreement, and the denominator of which is the number of
                  square feet leased to Aetna pursuant to the Aetna Existing Lease. If the Aetna Lease Extension Agreement provides for a fixed term of less than 5 years and grants to Aetna the option to renew the term of the Aetna Lease Extension Agreement and if Aetna exercises the renewal option, then on the date on which Aetna commences to pay rent for the option term, the Alternate Purchase Price Supplement shall be recomputed as if the renewal term had been included in the initial fixed term of the Aetna Lease Extension Agreement and any additional Alternate Purchase Price Supplements due by reason of such recomputation shall be paid by Buyer to Seller.

                  (d) The term "Landlord Expenses" shall mean the aggregate of all costs and expenses incurred by Buyer in connection with the Aetna Lease Extension Agreement for: brokerage fees and commissions; renovations and improvements to the premises demised to Aetna; and sums and contributions paid by Buyer to Aetna for leasehold improvements.

                  (e) The term "Seller's Share of Landlord Expenses" shall mean 50% of the amount by which the Landlord Expenses exceed an amount equal to the product of $1.00 times the area of the premises demised to Aetna pursuant to the Aetna Lease Extension Agreement, times the number of full and fractional years in the fixed term of the Aetna Lease Extension Agreement.

3.       CONDITION OF TITLE.

         3.1 Marketable Title. Title to the Real Property shall be (i) good and marketable and free and clear of all liens, restrictions, easements, claims or liens by contractors, subcontractors, mechanics and materialmen, leases and tenancies and other title objections except for (a) the leases set forth on Exhibit "C" (the "Existing Leases"),(b) the lien of real estate taxes for 1998 not yet due and payable, and (c) such exceptions as are agreed to by Buyer in writing (the "Permitted Exceptions"); and (ii) insurable as aforesaid at

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                  ordinary rates by the Title Company pursuant to an ALTA
                  Owner's Policy of Title Insurance (Form B -1970).

         3.2 Failure of Title. Prior to the expiration of the Inspection Period, Buyer shall notify Seller as to the existence and nature of any matters which Buyer asserts constitute a failure of title as described in Section 3.1 of this Agreement. Any covenant, agreement, restriction, easement or other matter of record as of the date of this Agreement which is not the subject of a notice from Buyer to Seller pursuant to the preceding sentence shall be a Permitted Exception. If title to the Real Property cannot be conveyed to Buyer at Closing in accordance with the requirements of this Agreement, then Buyer shall have the option of (i) taking such title as Seller can convey, the unfulfilled condition shall be deemed waived and there shall be no abatement of the Purchase Price, except that Buyer may apply so much of the Purchase Price as is necessary to the payment of monetary liens against the Real Property in an ascertainable amount which Seller has not otherwise paid or provided for; or (ii) terminating Buyer's obligations under this Agreement, at which time Seller shall cause Escrow Agent to return the Earnest Money Deposit to Buyer. In the event Buyer terminates its obligations pursuant to subsection (ii) above, there shall be no further liability or obligation on the part of either of the parties hereto except for Seller's obligation to cause the Earnest Money Deposit to be returned to Buyer whereupon this Agreement shall become null and void.

         3.3 Seller is aware of an existing cross-easement agreement, as amended ("Cross-Easement"), which benefits and burdens Corporate Center 15 and the real property adjoining it at 4910 Ritter Road ("Shelley's Point") owned by Szeles Building and Leasing Company. Notwithstanding Section 3.1 and so long as doing so does not cause a violation of any land development ordinance or regulation at Corporate Center 15, Seller shall have the right to modify the provisions of the Cross-Easement prior to Closing so that
                  (i) the total number of existing parking spaces available to Shelley's Point on the property of Corporate Center 15 shall be reduced from twenty-three (23) to fourteen (14) to be chosen by Seller from among the existing parking spaces under the Cross-Easement and (ii) such parking spaces shall be dedicated to the exclusive use of Shelley's Point.

4.       INSPECTION MATTERS.

         4.1 Seller's Documents. To the extent Seller has not previously done so, Seller shall, within five (5) days following the execution of this Agreement by both parties, make available to Buyer for inspection, true, correct and complete copies in all material respects of the documents relating to the

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                  operation and approvals of the Properties in Seller's
                  possession as set forth in Exhibit "E" (the "Seller's Documents"). Buyer acknowledges that, as of the date of Buyer's execution of this Agreement, Seller has complied with the requirements of this Section 4.1 except for those Seller's Documents set forth in Exhibit "E-1".

         4.2      Inspection of the Properties.

                  4.2.1 Buyer, its representatives, agents, and consultants shall have the right to conduct such engineering, environmental and other studies and inspections of the physical condition of the Properties as Buyer, in its absolute discretion, deems necessary or appropriate through July 7, 1998, or such earlier date as selected by the Buyer (the "Inspection Period"). Such studies and inspections shall be at Buyer's sole cost and expense. Buyer's investigations during the Inspection Period are subject to the provisions of Section 4.2.3 hereof.

                  4.2.2 During the Inspection Period, Buyer, at its sole cost and expense, shall have the right to inspect, at the address of Seller, all of Seller's books and records which pertain to the maintenance and operation of the Properties for calendar years 1997 and 1998, provided, however, Buyer shall not have access to books and records of Seller which are of a proprietary nature and which do not pertain in a material way to the maintenance or operation of the Properties.

                  4.2.3 In conducting its inspections and studies of the Properties as authorized by this Agreement, Buyer shall (i) not materially disturb or interfere with the operation, management or use of the Properties by Seller, Seller's agents, any tenant of the Properties or by any of such tenant's customers, invitees or guests and (ii) not materially damage or affect the physical structure of the Properties. Buyer covenants and agrees to return the Properties to the same condition as existed prior to such inspections and studies.

                  4.2.4 At any time at or prior to the expiration of the Inspection Period, Buyer may terminate this Agreement by giving written notice to Seller at or prior to the expiration of the Inspection Period if Buyer determines that one or more of the Buildings comprising the Real Property is, in Buyer's sole discretion, unsuitable for purchase by Buyer. Upon such termination, Seller shall cause Escrow Agent to return the Earnest Money Deposit to Buyer, and thereafter Seller


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                           and Buyer shall have no further obligations or
                           liabilities one to the other hereunder.

         4.3 Access to the Properties. Buyer or representatives of Buyer shall have access to the Buildings prior to the Closing (as hereinafter defined) during normal business hours if Buyer delivers written notice to Seller at least forty-eight(48) hours in advance of the time Buyer desires access to the Buildings.

         4.4      Operation and Maintenance Prior to Closing.

                  4.4.1 Through Closing, Seller shall: (i) operate the Properties in the ordinary course of business and shall maintain the Properties in the same manner as they are currently being maintained; (ii) not change, amend or modify any agreements, approvals or contracts related to the Properties or any part thereof or other rights, obligations or agreements related to the use, ownership or operation of the Properties or any part thereof without Buyer's prior written approval; (iii) not mortgage, pledge, hypothecate, transfer or dispose of all or any part of the Properties or any interest therein; (iv) not make any alterations or changes to the Properties, or any part thereof other than ordinary and necessary maintenance and repairs, without Buyer's written approval; (v) not remove any Personal Property, except as may be required for repair and replacement in which event, all replacements shall be free and clear of liens and shall be of quality at least equal to the replaced items; (vi) maintain in effect all policies of property, casualty and liability insurance or similar policies of insurance, with no less than the limits of coverage now carried with respect to the Properties or required by any of Seller's lenders; (vii) not enter into any new service contracts not terminable without penalty upon Closing, or modify any existing service contract, without Buyer's written approval; and (viii) operate the Properties in accordance with all applicable federal, state and local laws, ordinances and requirements.

                  4.4.2 Until Closing, Seller shall not enter into any new leases or lease renewals, and shall not modify or amend any Existing Leases, without Buyer's prior written consent. In the event Seller does enter into any new leases or lease renewals with the written consent of Buyer, Buyer shall be responsible for the payment of (i) the cost of tenant improvements required thereunder, if any, and (ii) leasing commissions.



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         4.5      Hazardous Materials.

                  4.5.1 Except as has been disclosed by Seller to Buyer in Exhibit "F", Seller represents the following: (i) to the best of Seller's knowledge, at present there do not exist, and at no time since Seller has acquired the Property have there existed any Environmental Defects (defined as a condition or conditions which would require remediation under any federal or state environmental law); (ii) Seller has no knowledge that any Environmental Defects existed prior to its purchase of the Property; (iii) there are no aboveground or underground storage tanks located on the Properties or any part thereof; (iv) Seller, its agents and tenants have at all times during Seller's ownership of the Properties disposed of all wastes, hazardous or otherwise, generated by the use of the Properties in accordance with applicable laws; (v) Seller has not received any letter or other communication, written or oral, from the Pennsylvania Department of Environmental Protection, the United States Environmental Protection Agency, or any other local, state or federal regulatory agencies, relating to the existence of Environmental Defects at the Properties or any part thereof; (vi) to the best of Seller's knowledge, the Properties are in compliance with all environmental laws, rules, regulations and ordinances; (vii) to the best of Seller's knowledge, there are no Hazardous Substances or Hazardous Waste on, under or about the Properties or any part thereof; (viii) to the best of Seller's knowledge, no Hazardous Substances or Hazardous Waste have ever been used, disposed, transported, manufactured, refined, handled, treated, stored, or generated at the Properties or any part thereof by Seller, its agents or tenants; and (ix) to the best of Seller's knowledge, there have never been nor are there presently any storage vessels, surface impoundments, landfills or other types of storage facilities containing Hazardous Substances or Hazardous Waste on the Property. For purposes hereof, Hazardous Substances or Hazardous Waste are defined as any pollutant, contaminant, chemical or industrial or toxic substance, or waste, petroleum products, asbestos, urea formaldehyde, radon, polychlorinated biphenyls, flammable explosives, nuclear radioactive fuel or waste, or any other substance, waste, material, substance, pollutant or contaminant that may cause damage to human health or the environment, safety or real property and/or any substance for which the generation, manufacture, storage, treatment, or release is prohibited or regulated under any environmental law.



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                  4.5.2    In the event that prior acts or omissions of the
                           Seller have caused Environmental Defects at the Properties or any part thereof, the Seller shall indemnify and hold the Buyer harmless against any and all suits and claims, whether governmental or private, arising therefrom under any theory of law; provided, however, that Buyer shall give Seller written notice within thirty (30) days of Buyer's receipt of notice of such suit or claim. This indemnification shall include the Buyer's reasonable attorneys' fees, payable as incurred in defending such suits and claims. This provision shall survive the Closing and shall be enforceable at any time.

5. CLOSING. Buyer and Seller hereby agree that the Transaction shall be consummated ("Closing") as follows:

         5.1 Closing Date. The Transaction shall close on July 31, 1998 ("Closing Date") in the offices of the Wolf, Bock, Schorr and Solis-Cohen LLP, Twelfth Floor Packard Building, 111 South 15th Street, Philadelphia, PA 19102, with title transfer and payment of the Purchase Price to be completed on the Closing Date as set forth in Section 5.2 hereof.

         5.2 Title Transfer and Payment of Purchase Price. Seller shall convey title to the Real Property to Buyer by special warranty deeds upon confirmation of receipt of the Purchase Price by the Title Company. Effective upon the delivery of such deeds, possession shall pass from Seller to Buyer. Buyer agrees that at the conclusion of the Closing, the Title Company shall wire all funds due Seller to Seller in accordance with Seller's wiring instructions.

         5.3 Adjustments and Prorations. The following adjustments and prorations shall be made at Closing:

                  5.3.1 Lease Rentals and Security Deposits. Seller shall be entitled to all rents (including any accrued tax and operating expense escalations, to the extent applicable), charges and other revenue of any kind attributable to any period under the Existing Leases up to (but not including) the Closing Date. Buyer shall be entitled to all rents (including any accrued tax and operating expense escalations, to the extent applicable), charges and other revenue of any kind attributable to any period under the Existing Leases from (and including) the Closing Date. Rents and expense escalations or other reimbursements due landlord under the Existing Leases

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                           collected prior to the Closing Date and attributable
                           to both Seller's and Buyer's period of ownership shall be prorated as of the Closing Date. Uncollected rents and expense escalations or other reimbursements due landlord under the Existing Leases shall not be prorated at the time of Closing, but Buyer shall collect the same on Seller's behalf and tender the same to Seller upon receipt. Notwithstanding the foregoing, if the Closing Date occurs after the tenth day of a calendar month and if as of the Closing Date any of the tenants has not paid the monthly installment of minimum rent ("Delinquent Installment") due under its Existing Lease with respect to the month in which Closing occurs, then at Closing Buyer shall receive a credit against the Purchase Price in an amount equal to the portion of the Delinquent Installment applicable to the period of time from and after the Closing Date and through the balance of the applicable month; and upon Buyer's receipt of the Delinquent Installment from the Tenant, Buyer shall pay the full amount thereof to Seller and Buyer shall use its best efforts to collect the Delinquent Installment from the Tenant. All base rents, all additional rents, operating expense escalations and other amounts due landlord under the Existing Leases collected by Buyer after the Closing Date shall be retained by Buyer and applied first on account of sums then currently due and payable, and the balance shall be divided between Seller and Buyer on a prorated basis reflecting the respective periods of ownership of the Properties by Seller and Buyer. Notwithstanding the foregoing, operating expense escalations collected by Buyer after the Closing Date which are applicable to operating expenses incurred by Seller prior to the Closing Date, shall be applied by Buyer on account of such operating expenses and reimbursed to Seller upon receipt by Buyer. In the event any Existing Lease has been terminated, or the tenant thereunder has vacated and abandoned the demised premises and sums remain payable to Seller under the Existing Lease for periods up to and including the Closing Date, Seller shall have the right to pursue such tenant for any sums due Seller by all lawful means. Seller shall transfer to Buyer at Closing all tenant security deposits and all interest accrued thereon and all pre-paid rentals held by Seller under the Existing Leases.

                  5.3.2 Real Estate Taxes. Real Estate Taxes shall be prorated as of the Closing Date in accordance with the fiscal year of the taxing authority. Seller shall pay all real estate taxes attributable to the Properties to (but not including) the Closing Date. If the real estate tax rate and assessments have not been set for the year in which the

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                           Closing occurs, then the proration of such taxes
                           shall be based upon the rate and assessments for the preceding tax year, and such proration shall be adjusted in cash between Seller and Buyer upon presentation of written evidence that the actual taxes paid for the year in which the Closing occurs differ from the amounts used at Closing and in accordance with the provisions of Section 5.3.9 hereof.

                  5.3.3 Operating Expenses of Properties. The charge for municipal utility services for the Properties shall be prorated as of the Closing Date. Seller shall pay all sewer, water and other utility charges and other operating expenses attributable to the Properties to, but not including the Closing Date, and Buyer shall pay all utility charges and other operating expenses attributable to the Properties from and after the Closing Date. Seller shall obtain readings of the water, electric, gas and other utility meters servicing the Property (other than meters which exclusively measure utility consumption which is to be paid in full by any of the tenants under Existing Leases) to a date no more than five (5) days prior to the Closing Date. At or prior to Closing, Seller shall pay all charges based upon such meter readings, adjusted to include a reasonable estimate of the additional charges due for the period from the dates of the respective readings until the Closing Date. If Seller is unable to obtain readings of any meters prior to the Closing Date, Closing shall be completed without such readings and upon the obtaining thereof, Seller shall pay the charges incurred prior to the Closing Date as reasonably determined by Buyer based upon such readings. Seller shall not assign to Buyer any deposits which Seller has with any of the utility services or companies servicing the Properties. Buyer shall arrange with such services and companies to have accounts opened in Buyer's name beginning at 12:01 a.m. on the Closing Date. The term "operating expenses" shall only include charges for utility services that are lienable against the Real Property, payments due under the service contracts, and property owners' association dues.

                  5.3.4 Assessments. Seller shall be responsible to pay for all assessments levied against the Real Property prior to the completion of Closing, by reason of work or improvements physically commenced on the ground or completed prior thereto.

                  5.3.5. Escrow Agent Fee. The Buyer shall pay any fee charged by the Escrow Agent.

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                  5.3.6    Excise, Transfer, and Sales Taxes. Seller and Buyer
                           shall equally share all realty transfer taxes. Buyer shall pay all recording fees imposed with respect to the Transaction.

                  5.3.7 Closing Costs. Seller shall pay all charges and fees specified herein to be paid by Seller plus attorney's fees incurred by Seller in connection with the Closing. Buyer shall pay all charges and fees specified herein to be paid by Buyer plus attorney's fees incurred by Buyer in connection with the Closing, the title insurance premium, including all charges for special endorsements or exclusions from the title policy issued to Buyer (other than those monetary encumbrances which Seller is required to satisfy prior to closing pursuant to Section 3 hereof), and (except as provided in Section 5.3.6) any fees or charges incurred as a result of recording any documents pertaining to the Transaction. All other fees or charges shall be paid in accordance with local custom.

                  5.3.8 Risk of Loss. Risk of loss prior to the Closing Date shall be borne by Seller.

                  5.3.9 Delayed Adjustment. If at any time following the Closing Date the amount of an item listed in any subparagraph of Section 5.3 hereof shall prove to be incorrect, the party in whose favor the error was made shall promptly pay to the other party the sum necessary to correct such error upon receipt of proof of such error, provided that such proof is delivered to the party from whom payment is requested on or before one (1) year after Closing.

                  5.3.10 Closing Date Adjustment. The provision set forth above that Buyer is entitled to rent apportionments from and after the Closing Date and that Buyer is obligated to pay real estate taxes from and after the Closing Date is conditioned upon Seller's receipt of the Purchase Price by 3:00 p.m. on the Closing Date. If the Purchase Price is not received by Seller by the time specified in the preceding sentence, then the apportionments set forth above shall be made so that Seller shall be entitled to rents for the Closing Date and Seller shall be obligated to pay real estate taxes for the Closing Date.

         5.4      Sale Commissions.

                  5.4.1 Fee. Seller shall have the sole obligation to pay to Smith Mack & Company, Inc. ("Agent") all fees, commissions and other charges of Agent ("Fee"), as payment in full for services rendered in connection with the Transaction in accordance with the agreement entered into between Seller and Agent.

                  5.4.2 Reciprocal Indemnities. Seller agrees to indemnify Buyer and hold Buyer harmless from any loss, liability, damage, cost or expense (including, without limitation, court costs and reasonable attorney's fees) paid or incurred by Buyer by reason of any claim to (i) any broker's, finder's, or other fee in connection with the Transaction by any party claiming by, through or under Seller, and (ii) any commission in connection with the Existing Leases except as provided for in Section
                           6.1 hereof. Buyer agrees to indemnify Seller and hold Seller harmless from any loss, liability, damage, cost or expense (including, without limitation, court costs and reasonable attorney's fees) paid or incurred by Seller by reason of any claim to any broker's, finder's, or other fee in connection with the Transaction by any party (other than Agent) claiming by, through or under Buyer.

         5.5 Closing Documents. At the Closing, Seller shall deliver or cause to be delivered to Buyer the following documents for each of Winchester Plaza Corporate Center, Treeview Corporate Center, Executive Park, Hillside Corporate Center and Corporate Center 15, as required:

                  5.5.1 Special Warranty Deeds. Special warranty deeds conveying to Buyer all of Seller's right, title and interest in and to the Real Property together with an affidavit of title substantially in the form of Exhibit "G" attached hereto. If Buyer shall obtain current as-built surveys for any of the Buildings, and if such surveys, inter alia, are certified to Seller, the deed(s) for such Building(s) shall describe the Real Property in accordance with such survey(s).

                  5.5.2 Bill of Sale. A bill of sale in the form attached hereto as Exhibit "I" conveying all of the Seller's right, title and interest in and to the Personal Property (the "Bill of Sale").

                  5.5.3 Assignment of Permits, Approvals and Licenses. An assignment by Seller of all Operating Approvals in the form attached hereto as Exhibit "I-1" (the "Assignment of Operating Approvals") with physical delivery of all Operating Approvals within Seller's possession.

                  5.5.4 Assignment of Leases, Service Contracts, and Other Items. An assignment by Seller of the Existing Leases, Service Contracts, and other items in the form attached hereto as Exhibit "J" (the "Assignment of Leases, Service Contracts, and Other Items").

                  5.5.5 Non-Foreign Status Affidavit. Non- foreign status affidavits in the forms attached hereto as Exhibit "K".

                  5.5.6 Notice to Tenants. Letters to each tenant under the Existing Leases in the form attached hereto as Exhibit "L".

                  5.5.7 Closing Certificate. A Seller's Closing Certificate in the form attached hereto as Exhibit "M", with only such exceptions as shall be satisfactory to Buyer.

                  5.5.8    Omitted intentionally.

                  5.5.9 Current Rent Roll. Rent Roll attached hereto as Exhibit "B-1", updated as of no more than two (2) days prior to the Closing Date and including, without limitation, a schedule of all unpaid rents.

                  5.5.10 Tax Bills. Real estate tax bills for the Buildings for 1998 as issued.

                  5.5.11 Certificates of Occupancy. The existing Certificates of Occupancy, and all other governmental permits, certificates and approvals for the Real Property.
                           5.5.12 Title Company Indemnities. Such resolutions and certificates as the Title Company shall require to evidence the due authorization of the execution and performance of this Agreement and the documents to be delivered pursuant hereto; and all customary affidavits required by the Title Company to permit it to issue to Buyer the Owner's Policy of Title Insurance required pursuant to Section 3.1.

                  5.5.13 Calculation Information. For a period of one year after the Closing Date, Seller will provide to Buyer any information in Seller's possession necessary or required to permit Buyer to calculate and collect after Closing all payments of additional rent and other charges due under the Existing Leases. For a period of one year after Closing, Buyer shall provide to Seller all information necessary or required to permit Seller to determine if Buyer has paid to Seller sums due and payable by Buyer to Seller pursuant to the provisions of Sections 5.3.1 and 5.3.3 above.

                           The foregoing documents shall be duly executed and acknowledged by Seller (as applicable) at the time of Closing.

         5.6      Other Deliveries.  At the Closing, the following shall occur:

                  5.6.1 Keys and Original Documents. Seller shall deliver at Closing to such persons as Buyer shall specify keys to all locks for the Buildings (in Seller's possession) and original copies of Existing Leases, warranties, guarantees, commission agreements and service contracts (unless terminated as set forth herein).

                  5.6.2 Evidence of Authority. Seller and Buyer shall deliver to the Title Company and each other such documents and certificates as may be required by the Title Company or as may be reasonably required by the other party to evidence the capacity of the parties hereto and the authority of the persons executing any documents on behalf of the parties hereto.

                  5.6.3 Buyer's Closing Certificate. Buyer shall deliver to Seller at Closing a Buyer's Certificate in the form attached hereto as Exhibit "N".

                  5.6.4 Other Documents. Such other documents or deliveries as may be reasonably required by the Title Company or as may be agreed upon by Seller and Buyer to consummate the Transaction.

         5.7 Other Conditions to Closing. Buyer's obligation to purchase the Properties is expressly conditioned upon the following being satisfied as of the Closing Date (or at such earlier date as set forth herein), unless waived in writing by Buyer, and absent satisfaction of the same Buyer shall have the right to terminate this Agreement as provided in Section 9.1 hereof:

                  5.7.1 Seller shall have delivered the documents set forth in Section 5.5 hereof, fully executed by Seller and made the other deliveries set forth in
                           Section 5.6 hereof.

                  5.7.2 There shall have been no material adverse change with respect to any Existing Lease or with respect to the physical condition of the Properties or any part thereof, except as has been approved by Buyer in writing, and no tenant except for Yonus Zegeye, M.D., shall (i) have filed for bankruptcy, (ii) indicated an intention to file for bankruptcy or
                           (iii) be in monetary default under its Existing Lease after notice and grace periods, if required by the applicable Existing Lease, and Seller shall have confirmed the foregoing in the Closing Certificate set forth as Exhibit "M" hereto.

                  5.7.3 All of the representations and warranties by Seller set forth in this Agreement shall be true and correct in all material respects.

                  5.7.4 Seller shall have performed all of its covenants and agreements set forth in this Agreement which are required to be performed by Seller prior to or as of the Closing Date.

                  5.7.5 Buyer shall have obtained from each of the tenants under the Existing Leases an estoppel letter pursuant to Section 7.1 below and an SNDA pursuant to Section 7.2 below.

6.       LEASE EXPENSES.

         6.1 Leasing Commissions. Seller shall indemnify and hold Buyer harmless from any claims for leasing commissions due and payable with respect to the current terms of the Existing Leases through the date of Closing subject, however, to the Buyer's obligation for payment of leasing commissions as set forth in Section 4.4.2 of this Agreement. Seller represents and warrants to Buyer that the only leasing commissions payable on account of any renewals, extensions, modifications or re-leasings of the Existing Leases are those listed on Exhibit R hereto. In reliance on the foregoing representation and warranty by Seller, Buyer shall indemnify and hold Seller harmless from any claims for leasing commissions payable on account of (i) any renewals, extensions, modifications or re-leasings of the Existing Leases and (ii) Buyer's obligation for payment of leasing commissions under Section 4.4.2 of this Agreement.

7.       ESTOPPEL LETTERS AND SNDAs.

         7.1 Buyer shall deliver for execution by each of the tenants under the Existing Leases tenant estoppel letters (dated no earlier than thirty (30) days before the Closing Date) in the form attached hereto as Exhibit "O" with such modifications as shall be designated by Buyer to reflect the terms of the Existing Leases, or in such other form that is reasonably acceptable to Buyer from each tenant under the Existing Leases.

                  7.2 Buyer shall deliver for execution by each of the tenants under the Existing Leases a Subordination, Non-Disturbance and Attornment agreement in the form required by Buyer's lender ("SNDA"); and Buyer shall use diligent efforts to obtain an executed SNDA from each of the tenants under the Existing Leases. Buyer shall deliver to Seller a copy of each of the executed SNDAs delivered to Buyer promptly after receiving each such SNDA.

8.                REPRESENTATIONS AND WARRANTIES.

                  8.1 Buyer. Buyer represents and warrants to Seller the following:

                           8.1.1 Buyer has full power and authority to enter into this Agreement and to assume and perform all of Buyer's obligations under this Agreement.

                           8.1.2 The person executing this Agreement on behalf of Buyer has been duly authorized and is empowered to bind Buyer to this Agreement.

                  8.2 Seller. Seller represents and warrants to Buyer, the following:

                           8.2.1 To the best of Seller's knowledge, there is no present plan, study or effort by any governmental authority or agency or any private party or entity which in any way affects or would affect the continued authorization of the current use and operation of the Properties or any part thereof.

                           8.2.2 Except as disclosed herein, there is no pending or threatened litigation involving Seller which does or would materially affect the ownership, use, maintenance or operation of the Properties or any part thereof or Seller's ability to fulfill all of its obligations under this Agreement.

                           8.2.3 Except as disclosed in Exhibit "P" attached hereto, and to the best of Seller's knowledge, the current use and occupancy of the Properties does not violate any applicable zoning or land use laws. Seller has not received any written notice of a claim of non-compliance with respect to the Properties or any part thereof as to any laws, ordinances, rules and regulations, including, but not limited to, those relating to environmental, zoning, land use and subdivision, building, fire, health and safety matters of any governmental or any agency, body or subdivision thereof relating to the operation, ownership or use of the Properties or any part thereof. Certificates of occupancy and, to the best of Seller's knowledge, any and all other permits or licenses required by applicable government or quasi-government agencies for occupancy and use of all of the Properties have been obtained and are in effect and good standing.

                           8.2.4 Seller is the sole owner and holder of the landlord's interest under the Existing Leases and Seller has not assigned, pledged or granted any security interest with respect to any of the Existing Leases, the rents payable thereunder or any security deposit given in connection with any Existing Lease except for assignments, pledges or security interests which will be terminated or released at Closing.

                           8.2.5 Except for the Existing Leases, Seller has not entered into any, and there are no other, presently effective leases relating to any portion of the Properties, and no person, other than the tenants under the Existing Leases, has any right of possession to the Properties or any part thereof. Except as set forth in the Rent Roll, no rent concessions to tenants are currently in effect, no rent has been paid more than thirty (30) days in advance by any tenant, no rent due and owing under the Existing Leases is unpaid and no tenant has any claim against Seller for any security deposit or other deposits. To the extent any Existing Lease grants any tenant a right or option to purchase all or any portion of the Properties, Seller shall obtain from such tenant, prior to Closing, a written release and termination of such right or option in form acceptable to Buyer and to the Title Company (to induce the Title Company to remove such option to purchase as an exception to title). To the extent any Existing Lease grants any tenant a right of first offer, right of first refusal or similar right to purchase all or any portion of the Properties, Seller shall obtain from such tenant, prior to Closing, a waiver and release of such right or option with respect to the conveyance of the Properties by Seller pursuant to this Agreement (to induce the Title Company affirmatively to insure Buyer that such tenant's right of first offer, right of first refusal or similar right is not applicable to the conveyance of the Properties by Seller pursuant to this Agreement) and a written agreement by such tenant that its right of first offer, right of first refusal or similar right does not apply in the event of a foreclosure of the Properties or the delivery of a Deed in lieu of foreclosure. Each of the Existing Leases has been executed, is in full force and effect and no notice has been given by or to Seller of a default existing on the part of Seller or any tenant thereunder except as set forth in the Rent Roll. All construction, painting, repairs, alterations, improvements and other work required to be performed by the landlord under the Existing Leases, and all of the other obligations of the landlord required to be performed under the Existing Leases as of the Closing Date, have been fully performed and paid for in full by Seller.

                           8.2.6 The execution, delivery and performance of this Agreement by Seller (i) does not and will not conflict with or result in a breach of or default under the organizational documents of Seller, (ii) does not and will not conflict with or result in a breach of any condition or provision of, or constitute a default under, or result in the acceleration, creation or imposition of any lien, charge or encumbrance upon the Properties or any part thereof by reason of the terms of any contract, mortgage, lien , agreement, indenture, instrument, decree or judgment to which the Seller is a party or which is or purports to be binding upon Seller or which affects or purports to affect the Properties or any part thereof, and (iii) to the best of Seller's knowledge, does not and will not breach any statute or regulation of any governmental authority, including, but not limited to, applicable zoning laws and regulations, or any judicial or administrative order relating to the Properties or any part thereof or to Seller.

                           8.2.7 Seller is a duly formed and validly existing general partnership under the laws of the Commonwealth of Pennsylvania and has the full right and authority to enter into this Agreement and consummate the sale, transfers and assignments contemplated for it herein, and each of the persons signing this Agreement and any other document or instrument contemplated hereby on behalf of Seller is or will be authorized to do so. This Agreement has been duly authorized, executed and delivered by Seller, and is a legal, valid and binding obligation of Seller enforceable in accordance with its terms. All the documents executed by Seller which are to be delivered to Buyer at the Closing will be duly authorized, executed and delivered by Seller and will be legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms.

                           8.2.8 Except as set forth on Exhibit "D", there are no contracts or other agreements for services, supplies or materials affecting the use, operation or management of the Properties or any part thereof. All of the contracts and other agreements set forth on Exhibit "D" are in full force and effect and Seller has neither given nor received a notice of default thereunder.

                           8.2.9 All information set forth in the Exhibits hereto and in the Seller's Documents furnished to Buyer with respect to the Properties is true, correct and complete in all material respects.

                           8.2.10 Exhibit "Q" attached hereto accurately sets forth all guarantees and warranties in existence as to any features of the Properties. Seller has received no notice that such guarantees and warranties are not in full force and effect or that Seller is in violation of the terms of any of them.

                           8.2.11 Except for assignments or pledges that will be terminated or released as of the Closing Date, Seller has not previously sold, assigned or pledged the Properties or any part thereof to any other person, party or entity. Seller holds good and marketable title to the Real Property, is the sole owner of the Personal Property, and legally and validly holds the Operating Approvals. Except for security interests that will be terminated or released as of the Closing Date, no person, party or entity holds a security interest in the Personal Property.

                           8.2.12 Seller does not have and has no knowledge of any, and Seller is not a party to any, understanding or agreement with any taxing or assessing authority respecting the imposition or deferment of any taxes or assessments respecting the Properties or any part thereof. Seller is aware of general plans for the construction of a new access ramp to the Pennsylvania Turnpike which will serve the development in which Hillside Corporate Center and Corporate Center 15 are located and for which an assessment is to be made against all owners of property in the development. Except for the foregoing and the property owners' association assessments as set forth in Exhibit "H", there are no improvement district or other assessments, special or otherwise, burdening the Properties or any part thereof, whether or not a lien thereon, nor has Seller received notice of the establishment of any such district or assessment. Seller has received no notice and has no knowledge of any proposed increase in the assessed valuation of the Properties or any part thereof.

                           8.2.13 To the best of Seller's knowledge, there is no existing condemnation action with respect to the Properties or any part thereof or any proposed or threatened eminent domain or similar proceeding, or private purchase in lieu of such proceeding, which would affect the Properties or any part thereof in any way whatsoever.

                           8.2.14 Consistent with its current use, the Real Property is served by all necessary public and/or private utilities, sewer and water lines and all necessary easements and agreements are in full force and effect. Seller has received no notice or claim contesting the validity of these easements.

                           8.2.15 All security deposits are fully funded as to the principal amount and any interest due on such deposits as provided for in accordance with Pennsylvania law. 8.2.16 Insurance policies covering the Properties to full replacement value thereof are in force and effect.

                           8.2.17 Except for one person employed by Seller at Winchester Plaza Corporate Center, there are no employees of Seller employed at the Properties or any part thereof. Said person is an "at-will" employee and there is no employment agreement between Seller and said employee.

                           8.2.18 To the best of Seller's knowledge, Seller is not in default with respect to any liability or obligations pertaining to the Properties.

                           8.2.19 To the best of Seller's knowledge, no portion of the Property is located within an area designated as a flood hazard area or an area which will require the purchase of flood insurance for the obtaining of any federally insured or federally related loan.

9.                DEFAULT AND REMEDIES.

                  9.1 Buyer. If Seller, in default of its obligations under this Agreement fails to complete Closing or otherwise defaults under or breaches this Agreement, Buyer shall have the right to be paid the Earnest Money Deposit. If Seller's default or breach was not within Seller's control and was not willful and intentional, then Buyer shall have no further right against Seller except the right to be reimbursed for Buyer's costs and expenses incurred in connection with this Agreement, which costs and expenses shall not exceed $50,000. Otherwise, the right of Buyer to paid the Earnest Money Deposit shall be in addition to all other rights and remedies of Buyer under this Agreement, at law or in equity, including, without limitation, the right to specific performance and injunctive relief.


                  9.2 Seller. If Buyer, in default of its obligations under this Agreement fails to consummate the Transaction pursuant to the terms and conditions of this Agreement, then Seller may elect as Seller's sole option hereunder to terminate this Agreement and to receive the Earnest Money Deposit as liquidated damages and thereafter Seller and Buyer shall have no further obligations or liabilities one to the other hereunder. Seller's election to receive the Earnest Money Deposit as "liquidated damages" is agreed to, due to the difficulty, inconvenience and uncertainty of ascertaining actual damages for such breach by Buyer and the parties agree that the same is a reasonable and fair estimate of damages. Seller and Buyer agree that the liquidated damages clause contained herein is reasonable and enforceable and neither party shall challenge the liquidated damages provision hereof as unenforceable.

10.               RISK OF LOSS.

                  10.1 Casualty. If any Building or any part thereof is damaged by any casualty prior to Closing, Seller shall immediately notify Buyer in writing of the same ("Casualty Notice") and if the cost of repairing such damage is:

                           (i)      equal to or less than ONE HUNDRED
                                    TWENTY-FIVE THOUSAND AND NO/100 DOLLARS
                                    ($125,000.00), then Seller shall notify
                                    Buyer as to such damage, and Buyer shall elect whether the Seller shall repair such damage, and if so, Seller shall restore the damaged Building as promptly as is reasonably possible to as good condition as existed immediately prior to such casualty and in such event Closing shall be deferred until such repair and restoration is substantially completed (but in no event longer than 120 days); or, Buyer may elect to proceed with Closing as set forth herein without repair of the casualty damage and Buyer shall receive an assignment of Seller's rights in any insurance proceeds which remain unpaid to Seller in connection with such casualty and a credit against the Purchase Price in the amount of the deductible under Seller's property casualty insurance coverage for the Building plus any amounts previously paid to Seller as insurance proceeds in connection with such casualty.

                           (ii) greater than ONE HUNDRED TWENTY-FIVE THOUSAND AND NO/100 DOLLARS ($125,000.00), then Buyer may elect to terminate this Agreement by giving notice to such effect to Seller not later than the earlier to occur of the last business day prior to Closing or ten
                                    (10) business days after receipt of the
                                    Casualty Notice (in which event the Earnest
                                    Money Deposit shall be returned to Buyer and neither Seller nor Buyer shall have any further obligations or liabilities one to the other hereunder). If Buyer does not elect to terminate this Agreement as set forth in the preceding sentence, the parties shall proceed with Closing as set forth herein without repair of the casualty damage and Buyer shall receive an assignment of Seller's rights in any insurance proceeds which remain unpaid to Seller in connection with such casualty and a credit against the Purchase Price in the amount of the deductible under Seller's property casualty insurance coverage for the Building plus any amounts previously paid to Seller as insurance proceeds in connection with such casualty. Notwithstanding the foregoing, in the event any Building, or any portion thereof, is damaged by any casualty, Buyer may terminate this Agreement as to that portion only, subject to renegotiation of the Purchase Price and other relevant terms of this Agreement.

                           The Casualty Notice shall include a description of the damage to the Building and Seller's best estimate of the cost and time required to repair such damage.

                  10.2 Eminent Domain. In the event, after the execution of this Agreement, all or a portion of the Properties is taken by eminent domain or becomes subject to a taking by eminent domain or a deed in lieu of condemnation prior to Closing, Seller shall immediately notify Buyer in writing of the same ("Eminent Domain Notice") and Buyer must elect (as its sole and exclusive remedy) to either (i) terminate this Agreement by giving notice to such effect (in which event neither Seller nor Buyer shall have any further obligations or liabilities one to the other, and the Earnest Money Deposit shall be returned to Buyer) or (ii) proceed with Closing as set forth herein and accept title to the Properties subject to such taking or proceeding together with an assignment of all of Seller's rights and interest in and to any proceeds or compensation which remain unpaid to Seller in connection with such taking and a credit against the Purchase Price for any amounts previously paid to Seller as condemnation proceeds or compensation in connection with such taking.

11.               ADDITIONAL COVENANTS.

                  11.1 Notice of meetings. With respect to any meeting or hearing of any nature of or by any governmental body or agency or their representatives at which the Properties or any part thereof is expected to be discussed at such meeting or hearing of which Seller receives notice after the date of this Agreement and until the Closing Date, Seller hereby covenants that it will give prompt notice thereof to Buyer.

12.               MISCELLANEOUS.


                  12.1 Notices. Any notice, request, demand, instruction or other communication to be given to either party hereunder (except those required to be delivered at Closing) shall be in writing, and shall be deemed to be delivered upon the earlier to occur of (i) actual receipt if delivered by hand, (ii) upon delivery to the courier, if sent by commercial courier (e.g. Airborne, UPS, Federal Express) to the address indicated, or (iii) if sent by FAX to the number set forth below, on the day of receipt if received by 5:00 p.m. local time, or if received after 5:00 p.m. local time, on the next following business day; provided, however, copies of all notices delivered by FAX shall be forwarded to the recipient thereof by courier or United States' mail.

                           IF TO BUYER:

                      American Real Estate Investment L.P.
                      620 West Germantown Pike, Suite 200
                      Plymouth Meeting, PA 19462
                      Attention: Stephen J. Butte
                      Fax No.  (610) 834-9560

                           WITH COPIES TO:

                      Henry F. Miller, Esquire
                      Wolf, Block, Schorr and Solis-Cohen LLP
                      Twelfth Floor Packard Building
                      111 South 15th Street
                      Philadelphia, PA  19102
                      Fax No. (215) 977-2033

                           IF TO SELLER:

                      Szeles Real Estate Development
                      Company/Szeles Investment Company
                      5112 Lancaster Street
                      Harrisburg, PA 17111
                      Attention: A.  Richard Szeles

                      Fax No.   (717) 561-0481

                           WITH COPIES TO:

                      George A. Vaughn, III, Esq. (Attorney for Seller) 3904 Trindle Road
                      Camp Hill, PA 17011
                      Fax No.  (717) 975-9105

The FAX number, addresses and addressees for the purpose of this Section may be changed by either party by giving written notice of such change to the other party in the manner provided herein.

                  12.2 Attorneys' Fees. Subject to the limitations set forth in Section 9.2, in the event it becomes necessary for either Buyer or Seller to file a suit to enforce this Agreement or any provisions contained herein, the prevailing party in such suit shall be entitled to recover, in addition to all other remedies or damages, reasonable attorneys' fees and costs of court incurred in connection with such suit.

                  12.3 Entire Agreement and Modification. This Agreement constitutes the entire agreement between Buyer and Seller and supersedes all prior agreements and understandings (if any), oral or written, relating to the subject matter hereof. Notwithstanding the foregoing, in the event the Transaction is not consummated for any reason, Buyer and Seller shall preserve and maintain the confidentiality of the documents, material, data and information exchanged by them in accordance with the provisions contained in a certain Confidentiality Agreement between them, except as may be required by law, rule, regulation or order of court. This Agreement cannot be amended, modified or altered except by an agreement in writing executed by the party against whom enforcement is sought.

                  12.4 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective successors, permitted assigns and legal representatives.

                  12.5 Expiration. This Agreement has been executed by the parties on the dates set forth below their respective signatures. It is understood that the obligations of Buyer under this Agreement will terminate ten (10) calendar days after the date of Buyer's execution of this Agreement unless the Seller has duly executed and returned a copy of this Agreement to Buyer prior to such time.

                  12.6 Assignment. Buyer may assign its rights under this Agreement (including an assignment to an intermediary in a tax-free exchange) without the prior consent of Seller, but such assignment shall not relieve or release Buyer of its obligations under this Agreement.

                  12.7 Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Agreement.

                  12.8 Governing Law. The substantive laws of the Commonwealth of Pennsylvania and the applicable federal laws of the United States of America shall govern the validity, construction, enforcement and interpretation of this Agreement.

                           12.8.1   BUYER AND SELLER HEREBY KNOWINGLY,
                                    VOLUNTARILY AND INTENTIONALLY WAIVE ANY
                                    RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN
                                    RESPECT OF ANY LITIGATION BASED UPON OR
                                    ARISING OUT OF, UNDER, OR IN CONNECTION WITH
                                    THIS TRANSACTION.

                           12.8.2 BUYER AND SELLER HEREBY KNOWINGLY AND VOLUNTARILY AGREE THAT ANY ACTION OR PROCEEDING AGAINST EITHER PARTY ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS TRANSACTION SHALL BE BROUGHT IN AND ONLY IN THE COURT OF COMMON PLEAS OF DAUPHIN COUNTY, PENNSYLVANIA, AND BUYER EXPRESSLY WAIVES ANY AND ALL DEFENSES TO THE EXERCISE OF PERSONAL JURISDICTION BY SUCH COURT.

                  12.9 References to "Seller". Seller represents that Winchester Plaza Corporate Center, Treeview Corporate Center, Hillside Corporate Center and Corporate Center 15 are owned by SREDC and that Executive Park is owned by SIC. All references to "Seller", when made with specific reference to Executive Park, shall be intended to mean SIC; in all other instances, "Seller" shall be intended to apply to SREDC or both SREDC and SIC, as the context may indicate. Notwithstanding the foregoing, the liability of SREDC and SIC under this Agreement is intended to be, and shall be construed to be, joint and several.

                  12.10 Full Execution. This Agreement shall be deemed fully executed and binding upon Buyer and Seller if, as and when both Buyer and Seller have executed this Agreement as set forth below and fully executed copies have been delivered to Buyer and Seller.

                  12.11 Counterpart Execution. This Agreement may be executed in one or more counterpart copies which, taken together, shall constitute one and the same instrument.

                  12.12 Exhibits and Recitals. The Exhibits annexed hereto and the recitals set forth above are made a part hereof and incorporated into the body of this Agreement by reference.

                  12.13 Time of the Essence; Computing Time. Time is of the essence of this Agreement. If the final day of any time period provided in this Agreement shall end on a Saturday, Sunday or legal holiday, then the final day shall extend to 5:00 p.m. of the next full business day. For the purposes of this Section, the term "holiday" shall mean a day other than a Saturday or Sunday on which banks in Pennsylvania are or may elect to be closed.

                  12.14 Waiver of Tender of Deed and Purchase Monies. The tender of executed deeds by Seller and the tender by Buyer of the Purchase Price are mutually waived, but nothing in this Agreement shall be construed as a waiver of Seller's obligation to deliver the deeds and/or of the concurrent obligation of Buyer to pay the portion of the Purchase Price payable at Closing.

                  12.15 No Waiver. Neither the failure nor any delay on the part of either party to this Agreement to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of any such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

                  12.16 Survival. The representations and warranties of Seller set forth in Sections 4.5 and 8 of this Agreement shall survive a termination of this Agreement or Closing for a period of 12 months, and thereafter shall survive to the extent that Buyer shall have given to Seller written notice of a breach thereof. The obligations of Seller and Buyer pursuant to Sections 2.4, 4.4, 5.4, 6.1, 13 and 14 of this
                           Agreement shall survive Closing. Except as otherwise provided in the preceding two sentences of this
                           Section 12.16,
                           the agreements of Seller and Buyer set forth in this Agreement shall not survive Closing.

13. TAX FREE EXCHANGE. Each of Seller and Buyer shall cooperate with the other in effecting an exchange described in Section 1031 of the Internal Revenue Code ("Tax Free Exchange"), provided, that: (a) the Tax Free Exchange shall not impose additional financial or legal obligations in addition to those set forth elsewhere in this Agreement;
         (b) neither Seller nor Buyer shall have any obligation to take title to any exchange property; (c) the exchanging party shall indemnify, defend and save and hold the other party harmless of and from all expenses, liabilities, claims, losses or actions as a result of participation in the Tax Free Exchange; and (d) the other party shall have no obligation to modify any of the provisions of this Agreement to effect the Tax Free Exchange.

14. REPORTS. For the period of time commencing on the date of this Agreement and continuing through the first anniversary of the Closing Date, and without limitation of the other document production otherwise required of Seller hereunder, Seller shall, from time to time, upon reasonable advance written notice from Buyer, provide to Buyer and its representatives: (i) access to all financial and other information pertaining to the period of Seller's ownership and operation of the Property, which information is relevant and reasonably necessary, in the opinion of Buyer's outside, third party accountants ("Accountants") to enable Buyer and its Accountants to prepare financial statements in compliance with any and all of (a) Rule 3-05 or Rule 3- 14 of Regulation S-X of the Securities and Exchange Commission (the "Commission"), as applicable to Buyer; (b) any other rule issued by the Commission and applicable to Buyer; and (c) any registration statement, report or disclosure statement filed with the Commission by, or on behalf of Buyer; and (ii) a representation letter, in form specified by, or otherwise satisfactory to the Accountants, signed by the individual(s) responsible for Seller's financial reporting, as prescribed by generally accepted auditing standards promulgated by the Auditing Standards Division of the American Institute of Certified Public Accountants, which representation letter may be required by the Accountants in order to render an opinion concerning Seller's financial statements.

15. ADDITIONAL OBLIGATIONS OF SELLER AND BUYER. At Closing, Seller and Buyer shall execute, acknowledge and deliver an Agreement, in recordable form, providing, inter alia, as follows:

                           (a)      Right of First Offer/Right of First Refusal.

                                    (i) The term "Subject Property" shall mean
                           that certain parcel of land situate in the Township of Lower Allen, County of

                           Cumberland, State of Pennsylvania, which is more fully described on Exhibit "A-3" attached hereto [a full metes and bounds legal description will be attached for the building being constructed by Seller which is to be the subject of this right of first refusal]; and the term "Term" shall mean the period of time commencing as of the date of this Agreement and ending eighteen months after the date of this Agreement.

                                    (ii) Seller agrees not to sell the Subject
                           Property during the Term except in strict compliance with the terms and provisions of the Agreement contemplated by this Paragraph 15.

                                    (iii) If, at any time during the Term,
                           Seller desires to sell the Property, Seller shall give to Buyer written notice ("Sale Notice") specifying the terms and conditions pursuant to which Seller desires to sell the Subject Property. The Sale Notice shall contain, at a minimum, the purchase price, the terms on which the purchase price is payable, the condition pursuant to which title to the Subject Property is to be conveyed, and the closing date (which closing date shall be not less than sixty
                           (60) days after the date on which Seller delivers the Sale Notice to Buyer). Buyer shall have the right to purchase the Subject Property pursuant to the terms and provisions of the Sale Notice by giving to Seller written notice ("Acceptance Notice") that Buyer intends to purchase the Subject Property pursuant to the terms and provisions of the Sale Notice. If Buyer gives the Acceptance Notice to Seller, Buyer shall thereafter purchase the Subject Property from Seller upon the terms set forth in the Sale Notice. If Buyer has not given to Seller an Acceptance Notice within ten days after delivery to Buyer of the Sale Notice, then Seller shall have the right (for a period not exceeding 180 days) to sell the Subject Property to any purchaser pursuant to the terms and provisions of the Sale Notice including a purchase price variance of up to three percent of the purchase price set forth in the Sale Notice (or pursuant to terms and provisions which are, in the aggregate, more favorable to Seller than the terms and provisions contained in the Sale Notice). If Seller gives to Buyer a Sale Notice and Buyer does not timely give to Seller an Acceptance Notice, and if Seller does not thereafter (within 180 days) sell the Subject Property in accordance with the terms and provisions of the Sale Notice, then the rights of Buyer pursuant to this Paragraph shall continue in full force and effect.

                                    (iv) If, during the Term, Seller receives a
                           written offer ("Unsolicited Offer") from an unrelated third party ("Offeror") setting forth the terms and provisions pursuant to which such Offeror desires to purchase the Subject Property (such terms and provisions to contain, at a minimum, the terms and provisions set forth above to be contained in a Sale Notice) and if Seller desires to accept the Unsolicited Offer, Seller shall give to Buyer a copy of the Unsolicited Offer. Buyer shall have the right to purchase the Subject Property pursuant to the terms and provisions of the Unsolicited Offer by giving to Seller written notice ("Acceptance Notice") that Buyer intends to purchase the Subject Property pursuant to the provisions of the Unsolicited Offer. If Buyer gives the Acceptance Notice to Seller, Buyer shall thereafter purchase the Subject Property from Seller upon the terms set forth in the Unsolicited Offer. If Buyer has not given to Seller an Acceptance Notice within ten days after delivery to Buyer of the Unsolicited Offer, then Seller shall have the right (for a period not exceeding 180 days) to sell the Subject Property to the Offeror pursuant to the terms and provisions of the Unsolicited Offer (or pursuant to the terms and provisions which are, in the aggregate, more favorable to Seller than the terms and provisions contained in the Unsolicited Offer). If Seller gives to Buyer an Unsolicited Offer and Buyer does not timely give to Seller an Acceptance Notice, and if Seller does not thereafter (within 180 days) sell the Subject Property to the Offeror in accordance with the terms and provisions of the Sale Notice, then the rights of Buyer pursuant to this Paragraph shall continue in full force and effect.

                                    (v) Anything to the contrary notwithstanding
                           in this subparagraph 15(a), Seller shall have the right to grant to any tenant or prospective tenant (unrelated to Seller) of the Subject Property, as a material inducement to remain as a tenant at the Subject Property or to enter into a lease with Seller for space in the Subject Property a right of first offer/right of first refusal upon the same terms and provisions as those granted to Buyer herein ("Tenant Right"). Such Tenant Right shall be superior to the Right of First Offer/Right of First Refusal granted herein to Buyer, but if such Tenant Right is not exercised by the tenant, Buyer's Right of First Offer/Right of First Refusal shall not be extinguished.

                           (b)      Noncompetition.

                                    (i) For the purposes of this subparagraph
                           (b), the term "Noncompetition Term" shall mean the period of time commencing as of the date of this Agreement and ending on the sooner to occur of (A) December 1, 2000; or (B) the date on which at least 90% of the rentable floor area of the Subject Property is occupied by tenants pursuant to arm's-length leases with Seller.
                            For the purposes of this subparagraph (b), the term
                           "Prospect" shall mean any party which is an occupant of any space within Corporate Center 15 or Hillside Corporate Center (whether as a tenant or a subtenant).


                                    (ii) Seller agrees that during the
                           Noncompetition Term, Seller will not negotiate to lease, nor enter into any lease, for any space within the Subject Property with any Prospect. Notwithstanding the foregoing, during the Noncompetition Term, Seller shall be able to negotiate to lease or enter into a lease for space within the Subject Property with any Prospect if: (1) the Prospect has given to Buyer written notice of Prospect's intent not to renew its existing lease with Buyer; (2) the Buyer has given to the Prospect written notice of Buyer's intent to terminate or not to renew its existing lease with the Prospect; or (3) the Prospect seeks to lease space in addition to that under an existing lease and such additional space is unavailable in either Corporate Center 15 or Hillside Corporate Center.

                           (c) Binding Effect. The terms and provisions of the
                  Agreement contemplated by this Paragraph 15 shall be binding upon and shall inure to the benefit of both Seller and Buyer, their successors and assigns.

                           IN WITNESS WHEREOF, this Agreement has been
executed by the parties hereto in multiple counterparts and is effective as of the date hereof.

                                  SELLER:

                                  SZELES REAL ESTATE DEVELOPMENT
                                  COMPANY
                                  A Pennsylvania General
                                   Partnership


                                   By:  /s/ Alexander R. Szeles
                                            Alexander R.  Szeles, Partner


                                   By:  /s/ A. Richard Szeles
                                            A.  Richard Szeles, Partner


                                   By:  /s/ Brian J. Szeles
                                            Brian J.  Szeles, Partner


                                   SZELES INVESTMENT COMPANY
                                   A Pennsylvania General Partnership


                                   By:  /s/ Alexander R. Szeles
                                            Alexander R.  Szeles, Partner


                                   By:  /s/ A. Richard Szeles
                                            A.  Richard Szeles, Partner


                                   By:  /s/ Brian J. Szeles
                                            Brian J.  Szeles, Partner

                                   BUYER:

                                   AMERICAN REAL ESTATE
                                   INVESTMENT, L.P.

                                   By:      AMERICAN REAL ESTATE
                                   INVESTMENT CORPORATION, general partner

                                   By:  /s/ Stephen J. Butte
                                        Stephen J. Butte, Vice President